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                                                                    EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             VITAMINSHOPPE.COM, INC.

                                   ARTICLE I
                                  STOCKHOLDERS

       Section 1.01. ANNUAL MEETING. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held each year on such date, at such time and at such place as may be specified by the Board of Directors (the "Board").

       Section 1.02. SPECIAL MEETINGS. Special meetings of the stockholders may be held at any time on call of the Chairman of the Board, any Vice Chairman of the Board, the President or a majority of the Board. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

       Section 1.03. PLACE AND TIME OF MEETINGS. Meetings of the stockholders may be held in or outside the State of Delaware at the place and time specified by the Board or the officers requesting the meeting.

       Section 1.04. NOTICE OF MEETINGS; WAIVER OF NOTICE. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting and (b) no notice of an adjourned meeting need be given, except when required under section 1.06 or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. Such notice shall specify the place where the stockholders list will be open for examination prior to the meeting if required by section 1.10. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee.

       Section 1.05. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board fails to fix such



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a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

       Section 1.06. QUORUM; ADJOURNMENT. A meeting of stockholders duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, or in the certificate of incorporation or these bylaws, at any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section
1.04. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called.

       Section 1.07. ORGANIZATION. The Chairman of the Board, or in his absence, the Vice Chairman of the Board, or in their absence one of the following officers, the President or any Vice President (in order of seniority) shall call to order meetings of stockholders, and shall act as chairman of such meetings. The Board or, if the Board fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

       Section 1.08. VOTING. (a) Each stockholder of record shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the capital stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation on the date fixed pursuant to section 1.05 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting. Corporate action to be taken by stockholder vote, other than the election of



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directors, shall be authorized by the holders of a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law.

       (b) Directors shall be elected in the manner provided in section 2.03. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

       Section 1.09. INSPECTORS. The Board, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

       Section 1.10. LIST OF STOCKHOLDERS. The Secretary shall prepare and make a complete list of the stockholders of record as of the applicable record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 1.11. STOCKHOLDERS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board or (c) by a stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this section 1.11, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this section 1.11. For business to be properly brought before an annual meeting by a stockholder



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pursuant to clause (c) above, the stockholder must give timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. Notwithstanding the foregoing, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 days earlier than or 60 days after such anniversary, notice shall be timely if received before the earlier of (i) 60 days prior to the annual meeting of stockholders or (ii) the close of business on the tenth day following the date on which notice of the date of the meeting is given to stockholders or made public. A stockholder's notice to the Secretary shall set forth as to each matter that the stockholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (D) any material interest of such stockholder of record and such beneficial owner, if any, in such business. Notwithstanding any in this section
1.11 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section 1.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting whether business was properly brought before the meeting in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this section 1.11, a stockholder shall comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this section 1.11.

                                   ARTICLE II
                               BOARD OF DIRECTORS

       Section 2.01. GENERAL POWERS OF BOARD. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board, except as otherwise provided by of Delaware law or in the certificate of incorporation.

       Section 2.02. NUMBER OF DIRECTORS. The initial number of directors which shall constitute the whole Board shall be fixed by resolution of the Board at no less than six nor more than ten; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, or the stockholders, may increase or decrease the number of directors, but no decrease may shorten the term of any incumbent director. As used in these bylaws, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.


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       Section 2.03. NOMINATION, ELECTION AND TERM OF DIRECTORS. Nominations for
the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Such nominations, if not made by the Board, shall be made by notice in writing, in accordance with the notice procedures set forth in section 1.11 of these bylaws. Notice of nominations which are proposed by the Board shall be given on behalf of the Board by the chairman of the meeting. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Directors shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to section 2.12.

       Section 2.04. ANNUAL AND REGULAR MEETINGS. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.06. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

       Section 2.05. SPECIAL MEETINGS. Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, any Vice Chairman of the Board, the President (if a director) or by a majority of the Board.

       Section 2.06. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. Any acts or proceedings taken at a meeting of the Board not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.



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       Section 2.07. PLACE OF MEETING. The Board may hold any of its meetings in or outside the State of Delaware, at the principal office of the Corporation or at such other place or places as the Board may from time to time designate. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

       Section 2.08. QUORUM AND MANNER OF ACTING. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.13. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

       Section 2.09. COMMITTEES. The Board may, by resolution adopted by a majority of the entire Board, designate one or more committees, each committee to consist of one or more directors of the Corporation; provided that persons who are not directors of the Corporation may also be members of such committees to the extent provided in the resolution of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and permitted by law, shall have and may exercise all of the powers and authority of the Board in the management of the business, property and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee of the Board may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

       Section 2.10. BOARD OR COMMITTEE ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

       Section 2.11. PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE TELEPHONE. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.



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       Section 2.12. RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any or all of the directors may be removed at any time by the holders of a majority of the shares entitled at the time to vote at an election of directors, but only for cause so long as the certificate of incorporation provides for the classification of the Board.

       Section 2.13. VACANCIES. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

       Section 2.14. COMPENSATION. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the Corporation or its affiliates or subsidiaries in other capacities.

                                   ARTICLE III
                                    OFFICERS

       Section 3.01. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be the President, one or more Vice Presidents, the Secretary and the Treasurer. Any person may hold at one time two or more offices.

       Section 3.02. ELECTION, TERMS OF OFFICE. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of section 3.04.

       Section 3.03. SUBORDINATE OFFICERS. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

       Section 3.04. RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the President or the Chairman of the Board.




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       Section 3.05. VACANCIES. A vacancy in any office shall be filled in the manner prescribed in these bylaws for regular appointments or elections to such office.

                                   ARTICLE IV
                             DUTIES OF THE OFFICERS

       Section 4.01. [Intentionally deleted.]

       Section 4.02. [Intentionally deleted.]

       Section 4.03. THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board and the Chairman of the Board, he shall have general supervision of the business, affairs and property of the Corporation and shall have such other powers and duties as presidents of other corporations usually have or as the Board assigns to him.

       Section 4.04. VICE PRESIDENTS. Each Vice President shall have such powers and duties as the Board or the President assigns to him.

       Section 4.05. THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall be in charge of the Corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him.

       Section 4.06. THE SECRETARY. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

       Section 4.07. SALARIES. The Board may fix the officers' salaries, if any, or it may authorize the President or the Chairman of the Board to fix the salary of any other officer.

                                    ARTICLE V
                                  CAPITAL STOCK

       Section 5.01. CERTIFICATE FOR SHARES. Every owner of one or more shares of capital stock in the Corporation shall be entitled to a certificate, which shall be in such form as the Board shall prescribe, certifying the number and class of shares in the Corporation owned by him. When such



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certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or any Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or any Assistant Secretary or the Treasurer or an Assistant Treasurer. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled.

       Section 5.02. LOST, DESTROYED AND MUTILATED CERTIFICATES. If any certificates for shares in the Corporation become worn, defaced or mutilated but are still substantially intact and recognizable, the directors, upon production and surrender thereof, may order the same canceled and issue a new certificate in lieu of same. The holder of any shares of capital stock in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board may, in its discretion, require the owner of the certificate which has been lost, destroyed or mutilated beyond recognition, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the capital stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate. The Board may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings.

       Section 5.03. TRANSFERS OF SHARES. Transfers of shares of capital stock in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his legal guardian, executor or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent appointed by the Board, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes.

       Section 5.04. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these bylaws concerning the issue, transfer and registration of certificates for shares of capital stock in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.



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                                    ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 6.01. RIGHT TO INDEMNIFICATION. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorney fees, judgments, fines, amounts paid or to be paid in settlement and other disbursements) actually and reasonably incurred by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in these bylaws shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these bylaws or otherwise. The Corporation may, by action of its Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

       Section 6.02. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under section
6.01 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including the Board, independent legal counsel of the Corporation or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard



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of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel of the Corporation or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.

       Section 6.03. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 6.04. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or person who serves or has served at the request of the Corporation in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

       Section 6.05. EXPENSES AS A WITNESS. To the extent any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

       Section 6.06. INDEMNITY AGREEMENTS. The Corporation may enter into agreement with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by Delaware law.

                                    ARTICLE VII
                                  MISCELLANEOUS

       Section 7.01. SEAL. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

       Section 7.02. FISCAL YEAR. The Board may determine the Corporation's fiscal year. Until changed by the Board, the last day of the Corporation's fiscal year shall be December 31.

       Section 7.03. VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations held by the Corporation may be represented and voted by an officer of this Corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

       Section 7.04. EXECUTION OF INSTRUMENTS GENERALLY. All contracts and other instruments entered into in the ordinary course of business requiring execution by the Corporation may be



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executed and delivered by the President, any Vice President or the Treasurer and
authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board.

       Section 7.05. AGREEMENTS WITH VITAMIN SHOPPE. As long as Vitamin Shoppe Industries Inc., a New York corporation ("VSI"), has direct or beneficial ownership of 30% or more of the voting power of the capital stock of the Corporation, the Corporation shall not enter into any material agreement with VSI or any of its subsidiaries (other than the Corporation and subsidiaries of the Corporation), unless such agreement has been approved by a majority of the members of the Board of this Corporation who are not (i) directors or officers of VSI, (ii) the beneficial owners of five percent or more of the outstanding voting securities of VSI or (iii) designees of such beneficial owners. This section 7.05 may be amended or repealed only by the affirmative vote of a majority of the members of the Board of the Corporation who are not directors or officers of VSI or the beneficial owners of five percent or more of the outstanding voting securities of VSI.




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